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                                                                    EXHIBIT 15.1

April 29, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

     Re:  The Goldman Sachs Group, Inc.
          Registration Statement on Form S-1
          (File No. 333-74449)

Commissioners:

We are aware that our report dated April 9, 1999 on our review of condensed interim financial information of The Goldman Sachs Group, L.P. and Subsidiaries (the "Firm") as of February 26, 1999 and for the three months ended February 26, 1999 and February 27, 1998 is included in the Firm's Prospectus constituting part of this Registration Statement on Form S-1. We are also aware that our report dated April 27, 1999 on our review of Pro Forma Consolidated Financial Information of The Goldman Sachs Group, L.P. and Subsidiaries as of February 26, 1999 and for the three months then ended is included in the Firm's Prospectus constituting part of this Registration Statement on Form S-1. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/ PricewaterhouseCoopers LLP